Consent of Independent Registered Public Accounting Firm
The Board of Directors
NexTier Oilfield Solutions Inc.:
We consent to the incorporation by reference in the registration statements (No. 333‑215734, 333-232342, 333-232662 and 333-234451) on Form S-8 and (No. 333-222831) on Form S-3 of NexTier Oilfield Solutions Inc. of our reports dated March 12, 2020, with respect to the consolidated balance sheets of NexTier Oilfield Solutions Inc. as of December 31, 2019 and 2018, the related consolidated and combined statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of NexTier Oilfield Solutions Inc. Our report dated March 12, 2020 on the financial statements refers to a change in accounting for leases.
/s/ KPMG LLP
Houston, Texas
March 12, 2020